Exhibit 99.1

enabling tomorrow’s technologiesTM

355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Reports First Quarter 2022 Results

CENTRAL ISLIP, N.Y., (Business Wire) – May 16, 2022 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition systems and materials, today announced its first quarter 2022 financial results.

CVD first quarter 2022 revenue was $4.7 million as compared to $3.4 million in the first quarter of 2021, an increase of $1.3 million or 38.3%. Net loss for the first quarter of 2022 was $1.0 million, or $.15 per diluted share, as compared to a net loss of $1.5 million, or $.23 per diluted share in the first quarter of 2021.

CVD’s operating loss improved by $.6 million, to $1.0 million for the first quarter 2022 as compared to an operating loss of $1.6 million for the first quarter of 2021. This improvement was the result of leveraging fixed costs on higher sales levels, which resulted from improved orders towards the end of 2021, as well as product mix, which more than offset certain component costs increases and compensation costs. In addition, general and administrative costs decreased $.4 million, which was primarily related to reduced legal costs and lower building costs as the result of the sale of the Company’s 555 facility in July 2021, and the consolidation of operations into the Company’s 355 facility.

Beginning in Q3 2021 and continuing to date, CVD has been impacted by increased costs on certain manufacturing material components as well as delays in supply chain deliveries. This may also impact CVD’s ability to recognize revenue and result in reduced gross profit margins in future quarters, extended manufacturing lead times and reduced manufacturing efficiencies. CVD has placed orders with increased lead times to attempt to mitigate the manufacturing delays, as well as assessing other material suppliers to mitigate the potential cost impacts. In addition, CVD is utilizing its in-house flexible manufacturing to further mitigate both potential delivery delays and material cost increases.

Thomas McNeill, Executive Vice President and Chief Financial Officer, said “On March 1, 2022, we satisfied our remaining mortgage of $1.7 million on our 355 South Technology Drive facility and as such have no debt outstanding. The Company’s backlog at March 31, 2022 was $9.9 million as compared to $10.4 million at December 31, 2021, a decrease of $.5 million or 4.8%. This decrease is due to the timing of the receipt of new orders during quarter ended March 31, 2022 of $4.1 million as compared to revenue of $4.7 million. While the negative effect of COVID-19 crisis continues to impact the aerospace industry generally in the form of reduced travel and reduction of gas turbine engine sales, industry reports indicate improvement will begin to occur in the late 2022-2023 timeframe.”

Mr. Lakios added, “2022 has proven to be a year where our strategy of focusing on the markets that support the “electrification of everything” is fueling our future growth. In the first four months of 2022 ending April 30, we have received orders exceeding $11 million for our CVD Equipment products. The orders primarily consist of nineteen (19) CVD/FirstNano systems compared to 23 system orders for all of 2021. Of the nineteen (19) system orders, fourteen (14) are for our recently announced PVT-150 system addressing SiC growth and processing, while the remainder of the system orders are for battery materials R&D and production, advance carbon based capacitors and for a legacy advanced R&D FirstNano product. The systems are planned for shipment over the next several quarters. Additionally, to support the market acceptance of our products, we are taking measures to address lingering supply chain uncertainties caused by both the COVID pandemic and the geopolitical instability in Eastern Europe. The key two initiatives are partnering with key suppliers and expanding our in-house production capabilities. Both are essential to our goal of self-reliance and will support our commitments to our customers.”

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

enabling tomorrow’s technologiesTM

“Along with the CVD Board of Directors and all our loyal employees, we are committed to stay the course of our strategy to achieve profitability, with a focus on growth and return on investment. We look forward to communicating with you in our upcoming conference call.”

The Company will hold a conference call to discuss its results today at 5:00 pm (Eastern Time). To participate in the live conference call, please dial toll free (877) 407-2991 or International (201) 389-0925. A telephone replay will be available for 7 days following the call. To access the replay, dial (877) 660-6853 or international (201) 612-7415. The replay passcode is 13729881. A live and archived webcast of the call is also available on the company’s website at www.cvdequipment.com/events.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by its customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, battery nanomaterials, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through its application laboratory, the Company provides process development support and process startup assistance with the focus on enabling tomorrow’s technologies™. It’s wholly owned subsidiary CVD Materials Corporation provides advanced materials and metal surface treatments and coatings to serve demanding applications in the electronic, biomedical, petroleum, pharmaceutical, and many other industrial markets.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the COVID-19 pandemic, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Past performance in not a guaranty of future results.

For further information about this topic please contact:

Thomas McNeill, EVP & CFO

Phone: (631) 981-7081

Fax: (631) 981-7095                  Email: investorrelations@cvdequipment.com

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

enabling tomorrow’s technologiesTM

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2022 and 2021
(In thousands)

	Three Months Ended
	2022	2021
Revenue	$4,656	$3,366
Gross profit	770	444
Operating expenses	1,776	2,063
Operating loss	(1,006)	(1,619)
Net loss	(997)	(1,506)
Diluted loss per share	$(0.15)	$(0.23)

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
As of March 31, 2022 and December 31, 2021
(In thousands)

	(unaudited)
	2022	2021
Assets
Current Assets
Cash and cash equivalents	$13,271	$16,651
Accounts receivable, net	1,498	1,446
Contract assets	2,718	2,538
Inventories, net	1,738	1,225
Taxes Receivable	-	716
Other current assets	384	494
Total Current Assets	$19,609	$23,070
Property, plant and equipment, net	12,197	12,261
Other assets	201	193
Total Assets	$32,007	$35,524

Liabilities and Stockholders' Equity
Current Liabilities	$3,719	$6,336
Total Stockholders’ Equity	28,288	29,188
Total Liabilities and Stockholders’ Equity	$32,007	$35,524

CVD earnings release should be read in conjunction with the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal year ended December 31, 2021.

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

Page 3 of 3